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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-14051 on From S-4 of Cabot Noble, Inc. of our report dated October 10, 1996, appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

Deloitte & Touche llp
Pittsburgh, Pennsylvania

February 21, 1997